Exhibit 10.13

SETTLEMENT

This Settlement Agreement (“Agreement”) entered into by and between Smash Clicks, LLC (“SMASH”), an LLC organized and existing under the laws of Nevada and INTERSEARCH GROUP, INC. (“ISG”), a corporation organized and existing under the laws of the State of Florida, and DOTCOM Corporation (“DOTCOM”) a North Carolina corporation, on this 18th day of November, 2005 sets forth all terms and conditions under which the parties are willing to settle this law suit.

WHEREAS, the parties are involved in Civil Action No. 05 cv 9225 in the United States District Court for the Southern District of New York (the “Lawsuit”), which Lawsuit pertains to disputes which have arisen between the parties in connection with the facts recited above; and

WHEREAS, the parties deny any liability, but are desirous of amicably settling their disputes.

NOW THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	ISG shall pay SMASH $693,000 no later than January 15, 2006.

2.	ISG shall pay SMASH $847,000 upon the transfer of the domain name IRS.COM into either ISG’s name or that of an ISG subsidiary, unless DOTCOM and ISG subsequently agree in writing to some other form of effective transfer, in which case the $847,000 shall be due and payable upon that transfer. SMASH and ISG agree that in the event that the domain does not transfer to ISG or its designated subsidiary or assigns by August 12, 2006 (unless extended by agreement in writing between DOTCOM and ISG, in which case the cut off date shall be extended commensurately) in accordance with the terms of the Asset Purchase Agreement between ISG and DOTCOM and the domain reverts back to DOTCOM, then SMASH will not be entitled to receive the balance of $847,000 set forth in this paragraph but will be entitled to retain any and all monies paid to date. Upon payment of the $693,000 set forth above SMASH shall have no further claims against DOTCOM related to the Lawsuit or in any way related to this Settlement Agreement.

3.	ISG shall pay SMASH 5% interest from the date of the signing of this agreement on all monies it herein agrees to pay to SMASH payable on the 1st day of each month until all amounts are paid.

4.	SMASH shall transfer to ISG all stock of Dotted Ventures, Inc., an ICANN accredited registrar no later than January 16, 2006 which is contingent on the previously mentioned $693,000 payment, which is contingent upon the $693,000 payment set forth in paragraph 1 above.

5.	DOT COM does hereby not object to these terms of the dismissal of this law suit.

6.	Facsimile. Signed copies of this Agreement transmitted by Facsimile are equivalent to a signed original of this Agreement.

7.	Governing Law. This Agreement is made under and shall be governed by and interpreted in accordance with the laws of the state of New York, without regard to that state’s choice of law principles.

8.	Signatories’ Representations. Each of the undersigned represents and warrants that he/she is authorized and legally competent to execute this Agreement on behalf of the party he or she purports to represent, as a legally binding and enforceable agreement.

9.	SMASH and ISG shall bear its own costs in connection with the Lawsuit and this Agreement.

10.	This Agreement shall be binding upon the parties hereto, their successors or assigns, and upon any and all others acting by or through them or in privity with them, or under their direction.

11.	No representation or warranties have been made by either party to the other, or by anyone else, except as expressly set forth in this Agreement, and this Agreement is not being executed in reliance on any representation or warranty other than those expressly set forth herein.

12.	In the event that any provision of this Agreement or the application of any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect, and this Agreement shall be interpreted as if such invalid provisions were omitted.

13.	This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral, relating to the subject matter herein, including, but not limited to, the Memorandum of Agreement between ISG and SMASH dated June 10, 2005. This Agreement may not be altered, amended, modified or otherwise changed except by an instrument in writing duly executed by authorized representatives of each of the parties hereto.

14.	Upon the payment of the amounts set forth in paragraphs 1 and 2 above, the parties shall execute Releases in the form attached hereto as Exhibit A.

15.	In the event this Settlement Agreement is not executed by November 22, 2005, and the Stipulation of Discontinuance, a copy of which is attached hereto as Exhibit B, is not electronically filed with the Court by the parties by November 22, 2005, this Settlement Agreement shall be null and void and be of no force or effect, and the parties shall return to their respective positions. Upon the signing of this Settlement Agreement and the filing of the aforementioned Stipulation of Discontinuance by all parties, the matter shall be considered settled.

16.	The Court will retain jurisdiction with respect to any disputes that might arise in connection with this Settlement Agreement.

17.	This Settlement Agreement may be executed in counterparts.

IN WITNESS WHEREOF, SMASH, ISG and DOTCOM have caused this Agreement to be executed by their duly authorized representatives.

Dated: November 22, 2005

Smash Clocks, LLC. SMASH		INTERSEARCH GROUP, INC. ISG

By:	Tihan Seale	By:	Daniel O’Donnell

Signature:	/s/ Tihan Seale	Signature:	/s/ Daniel O’Donnell

Title:	General Manager	Title:	President

Date:	November 22, 2005	Date:	November 22, 2005

DOT COM Corporation

DOTCOM

By:	W.F. Humphries

Signature:	/s/ W.F. Humphries

Title:	President

Date:	November 22, 2005